Exhibit 21.1

Subsidiaries of Lions Gate Entertainment Corp.

Name	Jurisdiction
Artisan Entertainment Inc.	DE
Artisan Home Entertainment Inc.	DE
Debmar Studios, Inc.	CA
Debmar/Mercury, LLC	CA
Debmar/Mercury International Limited	UK
Entertainment Capital Holdings International S.a.r.l.	Luxembourg
Entertainment Capital Holdings Lux S.a.r.l.	Luxembourg
Entertainment Capital Lux S.a.r.l.	Luxembourg
Film Holdings Co.	DE
For Our Kids Entertainment, LLC	DE
Good Universe Media, LLC	DE
LG Capital Holdings Inc.	DE
LGAC 1, LLC	DE
LGAC 3, LLC	DE
LGAC International LLC	DE
LGTV Development (UK) Limited	UK
Lions Gate Capital Holdings, LLC	DE
Lions Gate China UK Limited	UK
Lions Gate Entertainment (Hong Kong) Limited	Hong Kong
Lions Gate Entertainment Canada Corp.	Nova Scotia
Lions Gate Entertainment Inc.	DE
Lions Gate Films Inc.	DE
Lions Gate Home Entertainment UK Limited	UK
Lions Gate India S.a.r.l.	Luxembourg
Lions Gate International (UK) Limited	UK
Lions Gate International (UK) Film Development Limited	UK
Lions Gate International (UK) TV Development Limited	UK
Lions Gate International Holdings S.a.r.l.	Luxembourg
Lions Gate International Media Limited	UK
Lions Gate International Motion Pictures S.a.r.l.	Luxembourg
Lions Gate International Slate Investment S.A.	Luxembourg
Lions Gate Media Canada GP Inc.	British Columbia
Lions Gate Media Canada Limited Partnership	British Columbia
Lions Gate Media Ltd.	UK
Lions Gate Pictures UK Limited	UK
Lions Gate Television Inc.	DE
Lions Gate True North Corp.	DE
Lions Gate True North Media, LLC	DE

Lions Gate UK Limited	UK
Lions Gate X Productions Corp.	Canada (Federal)
Lions Gate X Productions, LLC	DE
Lions Gate X-US Productions, LLC	DE
Mandate Films, LLC	DE
Mandate Pictures, LLC	DE
PantaYA, LLC	DE
Pantelion, LLC	DE
Pilgrim Media Group, LLC	DE
Starz Independent, LLC	DE
Starz Entity Holding Company, LLC	DE
Starz Entertainment, LLC	CO
Starz Investments, LLC	DE
Starz Media Group, LLC	DE
Starz Media, LLC	DE
Starz LLC	DE
Summit Distribution, LLC	DE
Summit Entertainment, LLC	DE
True North Media, LLC	DE